Exhibit 10.2

AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT

This Amendment No. 1 to the Distribution Agreement (defined below) (this “Amendment No. 1”) is made as of March 19, 2003 by and among Pioneer Investment Management USA Inc., a Delaware corporation (“Parent”)(formerly known as The Pioneer Group, Inc.), Harbor Global Company Ltd., a Bermuda limited duration company (“Harbor Global”), and Harbor Global II Ltd., a Bermuda limited duration company and a direct majority-owned (and indirect wholly-owned) subsidiary of Harbor Global (“Harbor Global II”).

WHEREAS, pursuant to Section 9.1 of the Distribution Agreement dated as of October 24, 2000 by and among Parent, Harbor Global and Harbor Global II (the “Distribution Agreement”), the parties hereto desire to amend Section 6.8 (entitled “Ashanti”) of the Distribution Agreement in the manner set forth below.

NOW, THEREFORE, in consideration of the foregoing, and the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Amendment to Section 6.8 of the Distribution Agreement.Section 6.8 of the Distribution Agreement is hereby amended by adding the following sentence at the end of the section:

“Notwithstanding the foregoing, the parties hereto agree that in the event that an amendment to the Purchase Agreement dated as of May 11, 2000 by and among Ashanti Goldfields Teberebie Limited, Pioneer Goldfields II Limited, Parent and Ashanti Goldfields Company Limited substantially in the form of Exhibit A hereto is executed, Harbor Global may, in its sole discretion, satisfy its obligation under this Section 6.8 in full by the payment of $3.75 million to Parent on or before March 31, 2003.”

2. Amendment to Schedule 5.2C of the Distribution Agreement. Schedule 5.2C to the Distribution Agreement is hereby amended by adding the following sentence to the schedule below Item 1:

“The foregoing liability shall be deemed to be removed in its entirety from this Schedule 5.2C immediately upon the satisfaction by Harbor Global of its obligation set forth in Section 6.8.”

3. Miscellaneous.

a. This Amendment No. 1 is effective as of the date hereof, and except as set forth herein, the Distribution Agreement remains in full force and effect and is otherwise unaltered by this Amendment No. 1.

b. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument. A facsimile or photocopy of a counterpart shall be sufficient to bind the party or parties whose signature(s) appear thereon.

c. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflicts of laws principles.

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IN WITNESS WHEREOF, this Amendment No. 1 to the Distribution Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

PIONEER INVESTMENT MANAGEMENT USA INC.

By:	/s/ MARK D. GOODWIN
Name:	Mark D. Goodwin
Title:	CFO

HARBOR GLOBAL COMPANY LTD.

By:	/s/ STEPHEN G. KASNET
Name:	Stephen G. Kasnet
Title:	President and Chief Executive Officer

HARBOR GLOBAL II LTD.

By:	/s/ STEPHEN G. KASNET
Name:	Stephen G. Kasnet
Title:	President and Chief Executive Officer